Exhibit 99.5

ALL EMPLOYEE FAQ | MARCH 2019

ALL EMPLOYEE FAQ

1.	Why are you selling a majority interest of Oaktree to Brookfield? Why now?

•	This is a partnership between two premier global alternative asset managers that are leaders in our respective fields.

•	Brookfield’s investment strategies are complementary to ours with no material overlap.

•	Over time, both firms can offer our investors/LPs a more comprehensive suite of investment strategies.

•	Brookfield’s investment principles are strongly aligned with our approach to investing – being a specialist, taking a long-term perspective, and being value-driven with a focus on downside protection.

2.	How independent will we be? Will this impact where we locate our people in the future and how we hire?

•	It will be business as usual for Oaktree. Oaktree will continue to operate as it does now, run by our current senior leadership with the current investment teams.

3.	How will this transaction impact me and my day to day job? Will my role change?

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We do not anticipate any staff changes as part of this transaction. While we will essentially become private, with Brookfield as our largest unitholder, the company will continue to be governed as it has been in the past. We will continue to manage our investment strategies as we are doing today.

4.	Who will I report to when the transaction closes?

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The current senior leadership and management of the firm will remain in place post-closing. Though we will no longer be a publicly traded company, and with Brookfield as our largest unitholder, the company will continue to be governed as it has been in the past.

•	Howard, Bruce, Jay and the rest of our senior leadership team remain as committed as ever.

•	Howard will join Brookfield’s board of directors, in addition to his role as Co-Chairman of Oaktree.

•	Bruce will continue as CIO and Co-Chairman of Oaktree, managing investments as he has for the past 20 years.

•	Jay will continue as CEO of Oaktree.

•	Current manager reporting lines will stay the same.

5.	Will this transaction require us to cut costs?

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Because the two businesses will continue to operate independently, costs savings were not a driver for this transaction. As we have done in the past in managing our business, we will always try to responsibly manage our operating costs and make sure Oaktree’s money is spent wisely and when really needed. We do not expect any fundamental changes in our way of operating.

6.	Will any Oaktree employees be transferred to Brookfield headquarters?

•	No.

ALL EMPLOYEE FAQ | MARCH 2019

7.	Will you be making any retention payments?

•	No. We will continue operating in the same manner we are today, so there is no need for any retention payments.

8.	Will my benefits change?

•	There will be no changes to current benefit plans as a result of the transaction.

9.	Who will decide my compensation/will our funding change?

•	There will be no changes to how your compensation is decided or how funding is handled as a result of the transaction. Oaktree will continue to administer our compensation programs.

•	Your annual compensation in the future will be addressed as it is today, based on firm, team and individual performance.

10.	When does this take effect?

•	We are currently targeting to close before the end of the year.

•	The transaction is subject to customary closing conditions and regulatory and other approvals.

11.	What is Brookfield’s culture like? Is it compatible with Oaktree’s?

•	Oaktree and Brookfield have complementary investment philosophies and styles.

•	We are both long-term, value investors with a shared culture that emphasizes both investing excellence and integrity, and our businesses mesh without overlapping or conflicting.

•	We look forward to having Brookfield’s contribution to our ability to serve our clients, and to doing the same for them.

12.	Will there be any integration on the investment professional’s side? How will Oaktree’s investment professionals operate alongside Brookfield in areas like Real Estate, PE and Infra?

•	Oaktree will continue to operate as a free-standing company.

•	Oaktree and Brookfield have highly complementary product lineups with very limited overlap.

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In fact, one of the main reasons we have decided to partner with Brookfield is the absence of significant conflicts between Brookfield’s business and ours and the highly complementary nature of Brookfield’s pro-cyclical business to Oaktree’s counter-cyclical business.

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Even where it may seem there may be some overlap, for example in Infrastructure or Real Estate funds, each company operates in very different manners, resulting in minimal true overlap with respect to regional focuses, transaction sizes, or markets, for example.

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Oaktree and Brookfield will continue to independently operate their respective businesses, partnering to leverage their strengths – with each remaining under its current brand and led by its existing management and investment teams.

•	In fact, just as is the case today, we may compete with Brookfield in limited circumstances in the future and this will not be viewed as inappropriate or harmful to either Brookfield or Oaktree.

ALL EMPLOYEE FAQ | MARCH 2019

13.	Are there expected synergies from the partnership and how will that impact Oaktree’s existing resources?

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Brookfield and Oaktree will work collectively to identify and capitalize on growth and other opportunities which, hopefully, will evolve over time and may include initiatives involving product development for multi-strategy solutions, jointly pursuing large strategic partnerships with major institutional investors and leveraging Brookfield’s sizeable global operating personnel.

14.	What does the client base at Brookfield look like? Do we serve the same clients?

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Given that we are both large global asset managers with a broad client base, we anticipate some overlap in clients. We don’t see this as a negative to our successfully growing our business. Each firm has its strengths in its respective geographies.

ALL EMPLOYEE FAQ | MARCH 2019

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, Brookfield Asset Management Inc. (“Brookfield”) will file with the SEC a registration statement on Form F-4 that will include the consent solicitation statement of Oaktree Capital Group, LLC (“Oaktree”) and a prospectus of Brookfield. INVESTORS ARE URGED TO READ THE CONSENT SOLICITATION STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the consent solicitation statement/prospectus, as well as other filings containing information about Oaktree and Brookfield, may be obtained at the SEC’s Internet site (http://www.sec.gov). Copies of the consent solicitation statement/prospectus can also be obtained, free of charge, by directing a request to Oaktree Investor Relations at Unitholders – Investor Relations, Oaktree Capital Management, L.P., 333 South Grand Ave., 28th Floor, Los Angeles, CA 90071, by calling (213) 830-6483 or by sending an email to investorrelations@oaktreecapital.com or to Brookfield Investor Relations by calling (416) 3598647 or by sending an e-mail to linda.northwood@brookfield.com. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Oaktree unitholders in connection with the proposed transaction will be set forth in the consent solicitation statement/prospectus when it is filed with the SEC.

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